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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the inclusion in the Registration Statement on Form S-4 of BancorpSouth, Inc., of our report on the consolidated statements of financial condition of The First Corporation and Subsidiary as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus.

                                         /s/ Brantley, Stephens & Boucher LLP

Opelika, Alabama
October 9, 1998